Exhibit 77C0: Matters submitted to a vote of security holders

Rule 30e-1 under the Investment Company Act of 1940, as amended, required registered management companies to report on all subject matters put to the vote of shareholders and provide final results.  Shareholders were asked to participate in a special meeting of shareholders on May 16, 2014 which was adjourned to June 13, 2014 and July 2, 2014 (the “Shareholder Meeting”). The final results of the Shareholder Meeting are reported in the following tables.

SSgA Clarion Real Estate Fund:

Proposal 3: To approve an Amended and Restated Rule 12b-1 Plan:

For	Against	Abstentions	Broker Non-Votes
1,607,077.209	126,685.337	78,279.836	502,826.097

Proposal 4.A-4.F:  To approve an amendment to the Fund’s fundamental investment restriction with respect to:

Proposal 4.A — Concentrating investments in an industry:

For	Against	Abstentions	Broker Non-Votes
1,594,223.890	132,760.221	85,058.271	502,826.097

Proposal 4.B — Borrowing money and issuing senior securities:

For	Against	Abstentions	Broker Non-Votes
1,579,793.545	148,266.428	83,982.409	502,826.097

Proposal 4.C — Making loans:

For	Against	Abstentions	Broker Non-Votes
1,579,206.016	141,153.777	91,682.589	502,826.097

Proposal 4.D — Investment in commodities and commodity contracts:

For	Against	Abstentions	Broker Non-Votes
1,582,932.826	148,385.348	80,724.208	502,826.097

Proposal 4.E — Investment in real estate:

For	Against	Abstentions	Broker Non-Votes
1,602,288.803	129,113.298	80,640.281	502,826.097

Proposal 4.F — Participation in the underwriting of securities:

For	Against	Abstentions	Broker Non-Votes
1,594,249.493	136,098.233	81,694.656	502,826.097

Proposal 4.G-4.I:  To approve the elimination of the Fund’s fundamental investment restriction with respect to:

Proposal 4.G — Pledging mortgaging or hypothecating fund assets:

For	Against	Abstentions	Broker Non-Votes
1,554,875.018	174,315.264	82,852.100	502,826.097

Proposal 4.H — Purchasing or selling puts calls or investing in straddles spreads or any combination thereof:

For	Against	Abstentions	Broker Non-Votes
1,573,123.283	156,632.520	82,286.579	502,826.097

Proposal 4.I — Making short sales or purchasing securities on margin:

For	Against	Abstentions	Broker Non-Votes
1,556,755.028	173,093.775	82,193.579	502,826.097

SSgA Emerging Market Fund – Class N:

Proposal 3: To approve an Amended and Restated Rule 12b-1 Plan:

For	Against	Abstentions	Broker Non-Votes
11,359,269.770	3,853,968.423	416,931.464	9,902,166.488

SSgA Emerging Market Fund – Select Class:

Proposal 3: To approve an Amended and Restated Rule 12b-1 Plan:

For	Against	Abstentions	Broker Non-Votes
9,441,136.011	21,220.018	17,268.749	1,919,562.801

SSgA Emerging Markets Fund – All Classes

Proposal 4.A-4.F:  To approve an amendment to the Fund’s fundamental investment restrictions with respect to:

Proposal 4.A — Concentrating investments in an industry:

For	Against	Abstentions	Broker Non-Votes
20,894,519.053	523,519.019	412,922.829	10,249,891.212

Proposal 4.B — Borrowing money and issuing senior securities:

For	Against	Abstentions	Broker Non-Votes
18,089,000.529	3,330,163.787	411,796.585	10,249,891.212

Proposal 4.C — Making loans:

For	Against	Abstentions	Broker Non-Votes
18,084,579.540	3,330,125.017	416,256.344	10,249,891.212

Proposal 4.D — Investment in commodities and commodity contracts:

For	Against	Abstentions	Broker Non-Votes
18,132,317.581	3,280,525.167	418,118.153	10,249,891.212

Proposal 4.E — Investment in real estate:

For	Against	Abstentions	Broker Non-Votes
18,200,986.108	3,222,789.779	407,185.014	10,249,891.212

Proposal 4.F — Participation in the underwriting of securities:

For	Against	Abstentions	Broker Non-Votes
18,104,963.332	3,325,291.535	400,706.034	10,249,891.212

Proposal 4.G-4.J, 4.M:  To approve the elimination of the Fund’s fundamental investment restriction with respect to:

Proposal 4.G — Pledging, mortgaging or hypothecating fund assets:

For	Against	Abstentions	Broker Non-Votes
18,038,086.464	3,381,730.993	411,143.444	10,249,891.212

Proposal 4.H— Purchasing or selling puts, calls or investing in straddles, spreads or any combination thereof:

For	Against	Abstentions	Broker Non-Votes
18,047,966.598	3,382,713.799	400,280.504	10,249,891.212

Proposal 4.I — Making short sales or purchasing securities on margin:

For	Against	Abstentions	Broker Non-Votes
18,036,869.957	3,396,316.287	397,774.657	10,249,891.212

Proposal 4.J — Diversification of investments:

For	Against	Abstentions	Broker Non-Votes
18,192,263.597	521,725.896	3,116,971.408	10,249,891.212

Proposal 4.M— Investments for control:

For	Against	Abstentions	Broker Non-Votes
18,137,250.107	3,288,294.329	405,416.465	10,249,891.212